The Bull & Bear

FINANCIAL REPORT

P.O. Box 917179 · Longwood, Florida 32791 · (407) 682-6170

ADVERTISING CONTRACT

Date April 23, 2010

Name of Customer Richard Donaldson

Advertiser Pengram Corp.

Address 1200 Dupont St., Ste# 2J

City Bellingham State WA Zip 98225

Telephone 1-604-916-7945 Number of Insertions Six Months

Size 6-months I.R. + brochures Rate US$16,900.00

Special Instructions 6-months coverage both in-print and online plus 4,000 4/4 4-page brochures to be given out at investment conferences and direct mailed to Bull & Bear resource readers. $1,000. on account rest at time of interview

Signed by Richard Donaldson * [signature] SIGN HERE

Accepted for the BULL & BEAR by Val Waters * [signature]

The Bull & Bear can refuse to run any advertisement that does not meet with its approval.

The publisher is under no liability for failure from any cause, to insert an advertisement; however, frequency-discount earned will not be affected. Advertisers and advertising agencies assume full liability for all content (including text, representations and illustrations) of advertisement printed and also assume responsibility for any claim arising therefrom against the publisher.

The advertiser agrees that the publisher shall not be liable for damages arising out of errors in advertisements beyond the amount paid for the space actually occupied by that portion of the advertisement in which the error occurred whether such error is due to the negligence of its servants or otherwise and there shall be no liability for non-insertion of any advertisement beyond the amount paid for such advertisement.

Advertiser/client shall be responsible for payment in the event that the advertising agency fails to pay the Bull & Bear Financial Newspaper, Inc. for advertising space ordered by the advertising agency on behalf of its client.

Ad space can not be cancelled two weeks prior to publication date. Advertiser will be short-rated if they do not use the amount of space upon which their billing has been based.

It is presumed that advertisers have read the rate card and this advertising contract and agree to its conditions without any further notice.